STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
- - -----------------------------------------------
                                                                Fiscal Quarter Ended
                                                          ------------------------------
                                                          June 24, 1994           June 25, 1993
                                                          -------------           -------------
PRIMARY
- - -------

Average shares outstanding                                     9,281,000               8,373,000

Net effect of dilutive stock
options - based on the treasury
stock method using average
market price                                                     180,000                 227,000
                                                              ----------              ----------

                TOTAL                                          9,461,000               8,600,000
                                                              ==========              ==========

Net income                                                    $1,942,000              $5,111,000
                                                              ==========              ==========

Net income per share                                          $      .20              $      .59
                                                              ==========              ==========


FULLY DILUTED
- - -------------

Average shares outstanding                                     9,281,000               8,373,000

Net effect of dilutive stock
options - based on the treasury
stock method using greater of
average or period - end market
price                                                            180,000                 227,000

Assumed conversion of 8%
convertible subordinated
debentures                                                                             1,080,000
                                                              ----------              ----------

               TOTAL                                           9,461,000               9,680,000
                                                              ==========              ==========


Net income                                                    $1,942,000              $5,111,000


Add interest on 8% convertible
subordinated debentures, net of
federal tax effect                                                ---                    173,000
                                                              ----------              ----------

                TOTAL                                         $1,942,000              $5,284,000
                                                              ==========              ==========

Net income per share                                          $      .20              $      .54
                                                              ==========              ==========





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